Exhibit 99.2

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”), dated as of April 28, 2009 (the “Effective Date”), is by and among White River Capital, Inc., an Indiana corporation (“WRC”), and Martin J. Szumski, an individual residing in California (“Executive”).

WHEREAS, Executive has served as the Assistant Chief Financial Officer and subsequently as the Chief Financial Officer of WRC pursuant to a letter agreement dated April 8, 2005 (the “2005 Agreement”); and

WHEREAS, Castle Creek Capital, L.L.C. (“Castle Creek”), First Chicago Bancorp (“FCB”), WRC, and Executive entered into an Employment Agreement dated as of June 27, 2008 (the “2008 Agreement”), which WRC and Executive now desire to modify in certain respects and also to confirm and restate the terms of Executive’s employment, which modifications have also been acknowledged by Castle Creek and FCB; and

WHEREAS, by entering into this Agreement, Executive and WRC hereby amend and restate the 2008 Agreement in its entirety as set forth below.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein and for other good and valuable consideration, the parties hereby agree as follows:

1.  Effectiveness.  This Agreement shall be effective as of the Effective Date.  This Agreement shall supersede the 2005 Agreement, 2008 Agreement, or any other agreement or understanding Executive has with respect to his employment with WRC, and the terms and conditions of Executive’s employment with WRC shall be governed only by this Agreement.  The parties hereto represent, acknowledge and agree that the payments to be provided to Executive from and after the Effective Date under the terms and conditions of this Agreement represent reasonable compensation to Executive in exchange for the personal services to be rendered by Executive for periods from and after the Effective Date.

2.  Definitions.  The terms defined in this Section 2 shall have the respective meanings indicated below for all purposes of this Agreement.

(a)    Affiliate.  “Affiliate” of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

(b)    Cause.  “Cause” shall mean any one or more of the following:

i.    engaging in a material dishonest act, including without limitation any material misrepresentation or intentional omission to state a material fact to WRC or the WRC Board, willful breach of fiduciary duty, misappropriation or fraud against WRC or any of its Affiliates (the “Group”);

ii.    any indictment or similar charge against Executive by a governmental authority alleging the commission of a felony, or a guilty plea or no-contest plea by Executive to a felony;

iii.    material failure by Executive to follow WRC’s general policies, reasonable directives or orders applicable to officers of WRC after failing to cure prior similar failures within thirty (30) days of receiving written notice thereof from the WRC Board;

iv.    intentional destruction or theft of any member of the Group’s property or falsification of documents of any member of the Group;

v.    a breach by Executive of the provisions of Section 14; or

vi.    a material breach by Executive of any other provision of this Agreement and the failure by Executive to cure such breach within thirty (30) days of the date on which WRC gives Executive notice thereof.

(c)    Change of Control.  “Change of Control” shall mean:

i.    the consummation of a plan of dissolution or liquidation of WRC;

ii.    the individuals who, as of the Effective Date hereof, are members of the WRC Board (“Incumbent Board”), cease for any reason to constitute at least a majority of the members of the WRC Board; provided, however, that if the election, or nomination for election by WRC’s shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “election contest” or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the WRC Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest;

iii.    the consummation of a plan of reorganization, merger or consolidation involving WRC, except for a reorganization, merger or consolidation where (A) WRC is the surviving entity resulting from such reorganization, merger or consolidation (the “Surviving Company”), and (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least a majority of the members of the board of directors of the Surviving Company, or of a company beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Company;

iv.    the sale of all or substantially all the assets of WRC to another Person outside the ordinary course of business; or

v.    the acquisition by another Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of stock representing more than fifty (50%) of the voting power of WRC then outstanding, other than as a result of an original issuance of equity interests approved by the Incumbent Board.

(d)    Date of Termination.  “Date of Termination” shall mean in the case of Executive’s death, the date of death, in the case of Disability, thirty (30) days after Notice of Termination is given (provided Executive shall not have returned to the full-time performance of his duties during such thirty (30) day period), and in all other cases, the date specified in the Notice of Termination, which shall be at least thirty (30) days after the date of the Notice of Termination, unless the termination is by WRC for Cause or by Executive for Good Reason.

(e)    Disability.  “Disability” shall mean Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(f)    Good Reason.  “Good Reason” shall mean any one or more of the following bases for termination of Executive’s employment by Executive during the Term:

i.    the removal of Executive as Chief Financial Officer and Senior Vice President of WRC without Cause;

ii.    the assignment to Executive of any duties inconsistent in any material respect with Executive’s position, authority, duties or responsibilities as contemplated by Section 6(a) of this Agreement, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by WRC promptly after receipt of notice thereof given by Executive;

iii.    a material change of more than 50 miles in the geographical location at which Executive must perform his duties;

iv.    the occurrence of a Change of Control within the preceding 12 months;

v.    any action by WRC to materially reduce Executive’s base compensation below the amount established in Section 7; or

vi.    any failure by WRC that would constitute a material breach of this Agreement if WRC has failed to cure such breach within thirty (30) days of the date on which Executive gives written notice thereof to the WRC Board.

(g)    Notice of Termination.  Any termination of Executive’s employment by either WRC or Executive or both, as the case may be, except for a termination based on Executive’s death, shall be communicated by a written Notice of Termination.

(h)    WRC Board.  “WRC Board” shall mean the Board of Directors of WRC or a duly authorized committee of such Board.

(i)    Person.  “Person” shall mean any natural person, corporation, partnership, association, limited liability company, trust, governmental authority, or other entity.

3.  Employment.  WRC hereby employs Executive and Executive hereby accepts employment with WRC for the Term set forth in Section 4 below, in the position and with the duties and responsibilities set forth in Sections 5 and 6 below, and upon the other terms and conditions hereinafter stated.

4.  Term.  Executive’s employment as the Chief Financial Officer and Senior Vice President of WRC under this Agreement shall be for the period commencing on the Effective Date and terminating one year after the Effective Date, or upon Executive’s earlier death, termination by reason of Disability or termination by mutual agreement or by either party pursuant to Section 11 (the “Initial Term”).  The Initial Term shall be automatically extended for successive one-year periods (each a “Renewal Term,” with the Initial Term and any Renewal Terms collectively referred to herein as the “Term”), unless at least ninety (90) days prior to the end of the Initial Term or any Renewal Term, either party, by a written notice delivered to the other party, elects not to have the Term automatically extended.

5.  Position.  Subject to Section 6(a) below, Executive shall initially serve as the Chief Financial Officer and Senior Vice President of WRC.

6.  Duties and Responsibilities.

(a)    WRC hereby engages Executive as a full-time executive employee and Executive accepts such employment, on the terms and subject to the conditions set forth in this Agreement.  During the Term, Executive shall devote all of his business time and best efforts to, and shall perform faithfully, loyally and efficiently, his duties as an executive of WRC and shall exercise such powers and fulfill such responsibilities as may be duly assigned to or vested in him by the WRC Board or the Chief Executive Officer of WRC, consistent with the responsibilities of an executive officer of WRC.  Initially, Executive shall serve as the Chief Financial Officer and Senior Vice President of WRC, but Executive’s title and offices may be changed in the reasonable discretion of the WRC Board.

(b)    During the Term, Executive will not engage in other employment or consulting work or any trade or business for his own account or on behalf of any other Person.  Notwithstanding the foregoing, Executive may (i) serve on such corporate, civic, industry or charitable boards or committees as are approved by the WRC Board, and (ii) manage his own and his family’s personal investments, provided that the activities permitted by clauses (i) and (ii) above shall not, individually or in the aggregate, interfere in any material respect with the performance of Executive’s responsibilities hereunder.

7.  Salary/Bonus.

(a)    For all services rendered by Executive under this Agreement, WRC shall pay to Executive an aggregate annual base salary at the rate of $156,000 (“Base Salary”), payable in equal installments, in accordance with WRC’s regular payroll procedures.  During the Term, Executive’s Base Salary shall be reviewed at least once every 12 months by WRC and may be changed by WRC in its sole discretion as of each anniversary of the Effective Date pursuant to such review; provided that, Executive’s Base Salary shall not be reduced below $156,000 per annum during the Term.

(b)    For each calendar year during the Term, the Executive shall be eligible to receive from WRC an annual performance bonus to be determined by the Chief Executive Officer of WRC, subject to approval by the Compensation and Governance Committee of the WRC Board and by the WRC Board itself, but in no event greater than 50% of Executive’s Base Salary in effect as of the end of such year (or, if Executive’s employment is terminated prior to such date, his Base Salary in effect as of the termination date).  The bonus described in this paragraph shall be paid within two and one-half months following the end of the applicable calendar year for which it is paid, in accordance with WRC’s regular payroll procedures.

 (c)    WRC is a party to an Agreement and Plan of Merger with FCB dated June 27, 2008, providing for the merger of WRC and FCB (the “Merger”).  WRC is currently engaged in discussions with FCB regarding possible alternative terms of the Merger transaction.  In this regard, Executive hereby agrees that he shall not be paid any amounts, nor shall Executive be provided with any benefits or other compensation of any kind (including any acceleration of compensation or benefits) pursuant to the 2005 Agreement or 2008 Agreement in connection with, or from and after, the Merger (including in connection with any subsequent termination of employment that occurs from and after the Merger) other than as set forth in this Agreement.

8.  Employee Benefits.  During the Term, WRC shall provide or cause to be provided to Executive and to Executive’s dependents, at WRC’s expense, substantially similar disability, medical and dental benefits provided to other similarly situated executives of WRC.  During any waiting period for insurance eligibility, any COBRA costs incurred by or with respect to Executive and Executive’s dependents will be paid by WRC.

9.  Vacation.  Executive shall be entitled to four (4) weeks vacation for each year during the Term.  In the event that the full vacation is not taken by Executive each year during the Term, no vacation time shall accrue for use in future periods, except as approved by the WRC Board.

10.  Business Expenses.  Executive will be reimbursed for all reasonable, ordinary and necessary business expenses incurred by Executive in connection with Executive’s employment (to be supported by receipts and other documentation as required by the Internal Revenue Code of 1986, as amended (the “Code”)), and in conformance with WRC’s normal procedures).  Except as otherwise expressly provided herein, to the extent any expense reimbursement under this Section 10 is determined to be subject to Section 409A of the Code (“Section 409A”), the amount of any such expenses eligible for reimbursement in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year, in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which Executive incurred such expenses, and in no event shall any right to reimbursement be subject to liquidation or exchange for another benefit.

11.  Termination.  Subject to the terms and conditions of this Agreement, either WRC or Executive may terminate the employment of Executive at any time prior to or upon the expiration of the Term, with or without Cause or Good Reason.

12.  Payments During Disability and Upon Termination.  Executive or his estate shall be entitled to the following payments during a period of Disability, upon Executive’s death, or upon termination of Executive’s employment by Executive or WRC, as the case may be.

(a)    During any period that Executive fails to perform his full-time duties with WRC as a result of incapacity due to physical or mental illness, until such time as Executive returns to the full-time performance of his duties or the Date of Termination if Executive’s employment is terminated for Disability, Executive shall continue to receive his Base Salary at the rate in effect at the commencement of any such period minus any disability benefits received by him under any insurance or disability plan of WRC.  If terminated for Disability or in the event of his death, Executive or his estate, as the case may be, shall additionally be entitled to receive the severance compensation provided for in subsection 12(c)(i) (reduced by any disability benefits received by him under any insurance or disability plan of WRC), and subsection 12(c)(ii).

(b)    If (1) Executive’s employment is terminated by Executive without Good Reason, or (2) Executive’s employment is terminated by WRC for Cause, then WRC shall pay Executive his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts or benefits to which Executive is entitled through such date under any plan, arrangement or practice in effect at the time of such termination, minus any amounts owed by Executive to WRC.  Notwithstanding the preceding sentence, Executive shall not be entitled to receive any bonus applicable to the period in which termination occurs, and WRC shall have no further obligations to Executive under this Agreement (other than under COBRA and for vested and accrued benefits and accrued and unpaid vacation).

(c)    If (1) Executive’s employment is terminated by WRC other than for Cause, (2) Executive’s employment is terminated by Executive for Good Reason, or (3) the Executive’s employment terminates at the expiration of the Term, then Executive shall be entitled to the following:

i.    Within 30 days of the Date of Termination, WRC shall pay to Executive a lump sum payment in cash equal to: (A) any unpaid Base Salary through the Date of Termination, plus (B) one year’s Base Salary at the rate in effect at the Date of Termination, plus (C) an amount equal to 50% of the Base Salary paid to Executive for the 12 months immediately prior to the Date of Termination; and

ii.    Executive shall be entitled to any other compensation and benefits granted under this Agreement (other than Base Salary, which is addressed in Section 12(c)(i)(A) and (B) above, and the payment set forth in Section 12(c)(i)(C) above), for and through the end of the then-remaining Term, which, for purposes of clarity, shall include the annual performance bonus described in Section 7(b) above to which Executive is entitled, if any, as of the Date of Termination.  Such benefits shall be determined in accordance with WRC’s employee benefit plans and other applicable programs, policies and practices then in effect as though Executive was still then in the employ of WRC.  The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Executive’s existing rights, or rights which accrue solely as a result of the passage of time under any benefit plan, employment agreement or other contract, plan or arrangement.

13.  Confidentiality.  Except as provided in the next two sentences, Executive covenants and agrees that all information, knowledge or data of or pertaining to the Group, or pertaining to any other Person with which they or any of them may do business during the Term and which is not generally known in the relevant trade or industry (and whether relating to methods, merchandising, processes, techniques, discoveries, pricing, sales practices, marketing or any other proprietary matters) (the “Company Information”) shall be kept secret and confidential at all times during and after the termination or expiration of this Agreement and shall not be used or divulged by him outside the scope of his employment as contemplated by this Agreement, except as WRC may otherwise expressly authorize.  In the event that Executive is requested in a judicial, administrative or governmental proceeding to disclose any of the Company Information, Executive will promptly so notify WRC so that WRC may seek a protective order at WRC’s expense or other appropriate remedy and/or waive compliance with this Agreement.  If such protective order or other remedy is not obtained or WRC waives compliance with this Agreement and disclosure of any of the Company Information is required, Executive may furnish the material so required to be furnished, but Executive will furnish only that portion of the Company Information which is legally required and will exercise his best efforts to ensure that confidential treatment will be accorded the Company Information furnished.

14.  No-Hire.  Executive agrees and acknowledges that the services of Executive pursuant to this Agreement are unique and extraordinary, and that the Group will be dependent upon Executive for the development and growth of their business and related functions.  Executive agrees, during the Term and for a period of two years after the Date of Termination or expiration of the Term, not to conduct or participate (directly or indirectly, including through one or more Affiliates) in hiring, attempting to hire or assisting any other Person in hiring or attempting to hire, or inducing to leave the employ of any member of the Group, any employee or officer of any member of the Group, or any person who was an employee or officer of any member of the Group within the six-month period prior to the Date of Termination.  This Section 14 shall not apply to Executive with respect to Mark Ruh.  Executive agrees that if Executive acts in violation of this Section, the number of days Executive is in such violation will be added to any periods of limitation on Executive’s activities specified herein.

15.  Section 409A.  If and to the extent that any payment or benefit is determined by WRC to constitute “non-qualified deferred compensation” subject to Section 409A and is payable hereunder to Executive by reason of his termination of employment, then (a) such payment or benefit shall be made or provided to Executive only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if Executive is a “specified employee” (within the meaning of Section 409A and as determined by WRC), such payment or benefit shall not be made or provided before the date that is six months after the date of Executive’s separation from service.  Any amount not paid in respect of the six month period specified in the preceding sentence will be paid to Executive in a lump sum with the first payment made after the end of such six month period (or if no other payment is then due, then promptly after the expiration of such six month period.)

16.  Monies Owed to WRC.  Upon the termination of Executive’s employment with WRC, Executive hereby authorizes WRC to deduct from Executive’s final wages or other monies due to Executive (other than amounts that would constitute “deferred compensation” pursuant to Section 409A) all debts or financial obligations owed to WRC by Executive.

17.  Remedies.  Executive understands and agrees that the Group will be irreparably damaged in the event that Section 14 of this Agreement is violated.  Executive agrees that WRC shall be entitled (in addition to any other remedy to which it may be entitled, at law or in equity) to an injunction to redress breaches of such Section of this Agreement and to specifically enforce the terms and provisions thereof.

18.  Successors and Assigns.  This Agreement is a personal contract, and the rights and interests of Executive hereunder and under the awards and plans referred to herein may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him, except as may be expressly permitted by the provisions of such awards or plans and that payments due Executive hereunder shall be payable to his heirs or fiduciaries upon his death.  Except as may be expressly provided otherwise herein, this Agreement shall be binding upon WRC and inure to the benefit of WRC and its Affiliates, and its successors and assigns, including (but not limited to) any corporation or other entity which may acquire all or substantially all of WRC’s assets or business or into or with which WRC or an Affiliate may be consolidated or merged.

19.  Jurisdiction and Governing Law.  Any controversy or claim arising out of or relating to this Agreement, or any breach thereof shall be governed by and construed in accordance with the laws of California, without giving effect to principles of conflicts of laws thereof.

20.  Entire Agreement.  This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto.  Effective as of the Effective Date, this Agreement supersedes and restates the 2005 Agreement and 2008 Agreement in their entireties.  No representations or warranties of any kind or nature relating to any member of the Group or their respective businesses, assets, liabilities, operations, future plans or prospects have been made by or on behalf of the Group to Executive, nor have any representations or warranties of any kind or nature been made by Executive to the Group.

21.  Amendment or Modification, Waiver.  No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by Executive and by a duly authorized officer of each of the parties to this Agreement. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

22.  Notices.  Any notice to be given hereunder shall be in writing and delivered personally or by overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed to each of the parties to this Agreement:

To:

Martin J. Szumski
At the address as shown of the records of WRC

With a copy to:

Luce, Forward, Hamilton & Scripps LLP
600 W. Broadway, Suite 2600
San Diego, CA 92101
Attention:  Micah D. Parzen
Facsimile:  (619) 235-1306

To:

Chief Executive Officer
White River Capital, Inc.
1445 Brookville Way, Suite I
Indianapolis, IN 46239

With a copy to:

Barnes & Thornburg LLP
11 S. Meridian Street
Indianapolis, IN 46204
Attention: Eric R. Moy
Facsimile: (317) 231-7433

Any notice delivered personally shall be deemed given on the date delivered, any notice transmitted by fax machine shall be deemed delivered upon receipt of confirmation of fax transmission, any notice delivered by overnight courier shall be deemed given the day after deposit with a courier, and any notice sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed given three days after mailing.

23.  Severability.  If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

24.  Survivorship.  The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

25.  Headings.  All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

26.  Withholding Taxes.  All payments to Executive under this Agreement shall be reduced by any applicable federal, state or city withholding taxes.

27.  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall be one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

White River Capital, Inc.:

/s/ John M. Eggemeyer, III
By: John M. Eggemeyer, III Title: Chief Executive Officer

/s/ Martin J. Szumski
Martin J. Szumski